                [LETTERHEAD OF WILENTZ, GOLDMAN & SPITZER, P.A.]

Woodbridge

                                                            October 2, 1996

Room Plus, Inc.
91 Michigan Avenue
Paterson, New Jersey 07503

                       Registration Statement on Form SB-2
                      Registration Statement No. 333-10483
                      1,100,000 Shares of Common Stock and
                          2,200,000 Redeemable Warrants
                      ------------------------------------

Dear Sirs:

                  We are acting as special counsel for Room Plus, Inc. (the "Company"), in connection with the proposed issue and sale by the Company of 1,000,000 shares of Common Stock with a par value of $0.00133 per share (the "Public Shares"), the sale by certain shareholders of the Company of 100,000 shares of Common Stock (the "Directors Shares") and the issuance and sale by the Company of 2,200,000 Redeemable Common Stock Purchase Warrants (the "Warrants"), as described in the Company's Registration Statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on August 20, 1996.

                                                                 Room Plus, Inc.
                                                                 October 2, 1996
                                                                          Page 2

                  As such counsel, we have:

                  (a) reviewed the actions heretofore taken by the Board of Directors of the Company in connection with the authorization of the issuance and sale of the Public Shares and the Warrants and related matters, including the issuance and registration of the Directors Shares; and

                  (b) made such examination of fact and law and examined originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records, instruments, certificates of public officials or bodies, certificates of officers and representatives of the Company, and other documents as we have deemed necessary in order to render the opinions hereinafter expressed.

                  Based on the foregoing, it is our opinion that:

                  1. The Company has been duly incorporated and is a validly existing corporation under the laws of State of New York.

                  2. The Directors Shares have been legally issued, fully paid and nonassessable.

                  3. When (i) the Registration Statement becomes effective, (ii) the issue and sale of the Public Shares and the Warrants have been duly authorized by proper corporate action on the part of the Company, and (iii) the Public Shares and the Warrants have been delivered and paid for as contemplated by the Prospectus forming part of the Registration Statement, the Public Shares and the Warrants will be legally issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming part of said Registration Statement. By giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

                                            Very truly yours,

                                            /s/ Wilentz, Goldman & Spitzer, P.A.
                                            ------------------------------------
                                            WILENTZ, GOLDMAN & SPITZER, P.A.

                [LETTERHEAD OF WILENTZ, GOLDMAN & SPITZER, P.A.]

Woodbridge

                                                            October 2, 1996

Room Plus, Inc.
91 Michigan Avenue
Paterson, New Jersey 07503

                       Registration Statement on Form SB-2
                      Registration Statement No. 333-10483
                      1,100,000 Shares of Common Stock and
                          2,200,000 Redeemable Warrants
                      ------------------------------------

Dear Sirs:

                  We are acting as special counsel for Room Plus, Inc. (the "Company"), in connection with the proposed issue and sale by the Company of 1,000,000 shares of Common Stock with a par value of $0.00133 per share (the "Public Shares"), the sale by certain shareholders of the Company of 100,000 shares of Common Stock (the "Directors Shares") and the issuance and sale by the Company of 2,200,000 Redeemable Common Stock Purchase Warrants (the "Warrants"), as described in the Company's Registration Statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on August 20, 1996.

                                                                 Room Plus, Inc.
                                                                 October 2, 1996
                                                                          Page 2

                  As such counsel, we have:

                  (a) reviewed the actions heretofore taken by the Board of Directors of the Company in connection with the authorization of the issuance and sale of the Public Shares and the Warrants and related matters, including the issuance and registration of the Directors Shares; and

                  (b) made such examination of fact and law and examined originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records, instruments, certificates of public officials or bodies, certificates of officers and representatives of the Company, and other documents as we have deemed necessary in order to render the opinions hereinafter expressed.

                  Based on the foregoing, it is our opinion that:

                  1. The Company has been duly incorporated and is a validly existing corporation under the laws of State of New York.

                  2. The Directors Shares have been legally issued, fully paid and nonassessable.

                  3. When (i) the Registration Statement becomes effective, (ii) the issue and sale of the Public Shares and the Warrants have been duly authorized by proper corporate action on the part of the Company, and (iii) the Public Shares and the Warrants have been delivered and paid for as contemplated by the Prospectus forming part of the Registration Statement, the Public Shares and the Warrants will be legally issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming part of said Registration Statement. By giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

                                            Very truly yours,

                                            /s/ Wilentz, Goldman & Spitzer, P.A.
                                            ------------------------------------
                                            WILENTZ, GOLDMAN & SPITZER, P.A.